EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-effective Amendment No. 1 on Form S-8 to Form S-4 Registration Statement of Noble Corporation plc of our report dated February 23, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting of Noble Corporation plc (Successor), which appears in Noble Corporation plc's Annual Report on Form 10-K for the year ended December 31, 2023.

/s/ PricewaterhouseCoopers LLP

Houston, Texas

September 4, 2024